Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact:	Media Contact:
Susannah Livingston	Donna Egan
(602) 682-1584	(602) 682-3152
susannahlivingston@sprouts.com	donnaegan@sprouts.com

SPROUTS FARMERS MARKET, INC. REPORTS THIRD QUARTER 2014 RESULTS

PHOENIX, Ariz. – (Globe Newswire) – Nov. 6, 2014 – Sprouts Farmers Market, Inc. (the “Company”) (Nasdaq:SFM) today reported results for its 13-week third quarter ended Sept. 28, 2014.

Third Quarter Highlights:

•	Net sales of $766.4 million; a 21% increase from the same period in 2013

•	Comparable store sales growth of 9.0% and two-year comparable store sales growth of 19.2%

•	Net income of $26.1 million and diluted earnings per share of $0.17

•	Adjusted net income of $27.4 million; a 41% increase from the same period in 2013

•	Adjusted diluted earnings per share of $0.18; a 38% increase from the same period in 2013

•	Adjusted EBITDA of $65.5 million; a 24% increase from the same period in 2013

•	$50 million voluntary pay down of term loan

•	Increased the Company’s guidance for 2014

“In a competitive environment, Sprouts is pleased to report another quarter of strong top-line growth with solid financial results,” said Doug Sanders, president and chief executive officer of Sprouts Farmers Market. “Our combination of healthy products at affordable prices, unparalleled customer service, and strong operational execution continues to separate Sprouts from the competition by meeting the needs of today’s growing number of health conscious consumers. In the third quarter, we successfully delivered on our high growth strategy with the opening of 14 new stores, ending the quarter with 191 locations in ten states across the country.”

In order to aid understanding of the Company’s business performance, it has presented results in conformity with accounting principles generally accepted in the United States (“GAAP”) and has also presented adjusted net income, adjusted diluted earnings per share and adjusted EBITDA, which are non-GAAP measures that are explained and reconciled to the comparable GAAP measures in the tables included in this release. Where applicable, the numbers below are first presented on a GAAP basis and then on an adjusted basis.

Third Quarter 2014 Financial Results

Net sales in the third quarter of 2014 were $766.4 million, or a 21% increase compared to the same period in 2013. Net sales growth was driven by strong performance in new stores opened and a 9% increase in comparable store sales growth.

Gross profit for the quarter increased 19% to $226.0 million resulting in a gross profit margin of 29.5% of sales, or a decrease of 50 basis points compared to the same period in 2013. Leverage in occupancy, utilities and buying costs were more than offset by margin compression from higher inflation and price investment in certain categories.

Direct store expenses as a percentage of sales for the quarter improved 100 basis points to 19.4% compared to the same period in 2013. This was primarily due to leverage in payroll and benefits including lower utilization of medical benefits, leverage in depreciation and store level expenses, and a benefit from capitalizing a higher amount for store development costs due to a greater number of store openings in the quarter compared to last year.

Selling, general and administrative (“SG&A”) expenses as a percentage of sales for the quarter improved 50 basis points to 3.1% compared to the same period in 2013. SG&A included $0.9 million of pre-tax secondary offering expenses in the third quarter of 2014 and $3.2 million of IPO bonus in the third quarter of 2013. Excluding these items, SG&A as a percentage of sales improved by 10 basis points to 3.0% compared to 3.1% in same period in 2013. This was primarily due to leverage in corporate overhead slightly offset by higher advertising expense due to expansion into new markets.

Net income for the quarter was $26.1 million, or diluted earnings per share of $0.17, up $14.6 million from the same period in 2013. Net income in the quarter included $1.1 million pre-tax loss on extinguishment of debt; and $0.9 million of pre-tax secondary offering expenses. Net income for the third quarter of 2013 included $9.5 million pre-tax loss on extinguishment of debt; $3.2 million pre-tax bonus related to the IPO; and $0.4 million pre-tax loss on disposal of assets. Excluding these items, adjusted net income for the quarter increased 41% to $27.4 million, compared to $19.5 million in the same period in 2013, and adjusted EBITDA totaled $65.5 million, up $12.8 million, or 24%, from the same period in 2013. These increases were driven by higher sales and operating leverage partially offset by expenses and lower operating margin from the 14 new stores opened in the quarter. In addition, net income benefited from lower interest expense due to a lower principal balance on our term loan and the interest rate reduction under our credit facility in conjunction with our IPO. Adjusted diluted earnings per share was $0.18, a 38% increase from adjusted diluted earnings per share of $0.13 from the same period in 2013.

Fiscal Year-to-Date Financial Results

For the 39-week period ended September 28, 2014, net sales were $2.2 billion, or a 22% increase compared to the same period in 2013. Growth was driven by a 10.4% increase in comparable store sales growth and strong performance in new stores opened. Net income was $89.9 million, up $47.9 million from the same period in 2013. Net income year-to-date included $1.1 million pre-tax loss on extinguishment of debt; $2.3 million pre-tax secondary offering expenses; $0.4 million pre-tax store closure and exit costs; and $1.1 million pre-tax loss on disposal of assets. Net income for the first three quarters of 2013 included $1.7 million pre-tax store closure and exit costs; $3.2 million pre-tax bonus related to the IPO; $0.4 million pre-tax loss on disposal of assets; and a pre-tax loss on extinguishment of debt of $17.7 million. Excluding these items, adjusted net income increased 66% to $93.0 million compared to $56.0 million in the same period in 2013. Adjusted EBITDA totaled $212.0 million, up $54.6 million or 35% from the same period in 2013. Adjusted diluted earnings per share was $0.60, a 43% increase from adjusted diluted earnings per share of $0.42 from the same period in 2013.

Growth and Development

During the third quarter of 2014, the Company opened 14 new stores – one each in Nevada, Utah, Kansas, and Oklahoma, three each in Georgia and California, and four in Texas. This brings 2014 new store openings to 24, for a total of 191 stores in ten states and unit growth of 14% for the year.

Leverage and Liquidity

The Company generated cash from operations of $151.3 million year-to-date through September 28, 2014 and invested $96.1 million in capital expenditures, primarily for new stores. After voluntarily paying down $50 million of outstanding debt on its term loan, the Company ended the quarter with a principal balance of $263.0 million, $118.4 million in cash and cash equivalents and $52.6 million available under its revolving credit facility.

2014 Outlook

The following provides information on the Company’s guidance for 2014:

Q4 2014 Guidance
Comparable store sales growth	5.5% to 6.5%
Two-year combined pro forma comparable store sales growth	19% to 20%

	Full-year 2014 Current Guidance	Full-year 2014 Prior Guidance
Net sales growth	19% to 20%	19% to 20%
Unit growth	24 new stores	24 new sores
Comparable store sales growth	8.5% to 9.5%	8.5% to 9.5%
Adjusted EBITDA growth	28% to 30%	25% to 27%
Adjusted net income growth	50% plus	45% plus
Adjusted diluted earnings per share (1)	$0.67 to $0.68	$0.65 to $0.67
Adjusted diluted earnings per share growth (1)	40% to 42%	35% to 40%
Capital expenditures	approximately $110M	$110M to $120M
(net of landlord reimbursements)

The Company’s adjusted diluted earnings per share, adjusted net income and adjusted EBITDA guidance for the year do not include charges and costs which are expected to be similar to those charges and costs excluded from adjusted diluted earnings per share, adjusted net income and adjusted EBITDA in prior periods. Please see the explanation and reconciliation of these non-GAAP measures to the comparable GAAP measures for the thirteen and thirty-nine weeks ended September 28, 2014 and September 29, 2013 in the tables included below.

(1)	Based on a weighted average share count of approximately 154 million shares for 2014.

Third Quarter 2014 Conference Call

The Company will hold a conference call at 3 p.m. Mountain Standard Time (5 p.m. Eastern Standard Time) on Thursday, November 6, 2014, during which Sprouts’ executives will further discuss the Company’s third quarter 2014 financial results.

A webcast of the conference call will be available through Sprouts’ investor webpage located at http://investors.sprouts.com. For those participating via teleconference, the phone number for the call is 1-877-398-9481 (U.S.) or 1-408-337-0130 (international), and the passcode is 15301822. Participants are encouraged to dial in 10 minutes early. A replay of the event will remain available for 72 hours and can be accessed by dialing 1-855-859-2056 (toll-free) or 1-404-537-3406 (international) and entering the confirmation code: 15301822. An archive of the webcast will be available for one year at http://investors.sprouts.com, under “Events and Presentations.”

Important Information Regarding Outlook

There is no guarantee that Sprouts will achieve its projected financial expectations, which are based on management estimates, currently available information and assumptions that management believes to be reasonable. These expectations are inherently subject to significant economic, competitive and other uncertainties and contingencies, many of which are beyond the control of management. See “Forward-Looking Statements” below.

Forward-Looking Statements

Certain statements in this press release are forward-looking as defined in the Private Securities Litigation Reform Act of 1995. Any statements contained herein that are not statements of historical fact (including, but not limited to, statements to the effect that Sprouts Farmers Market or its management “anticipates,” “plans,” “estimates,” “expects,” or “believes,” or the negative of these terms and other similar expressions) should be considered forward-looking statements, including, without limitation, the Company’s guidance and outlook for 2014. These statements involve certain risks and uncertainties that may cause actual results to differ materially from expectations as of the date of this release. These risks and uncertainties include, without limitation, risks associated with the Company’s ability to successfully compete in its intensely competitive industry; the Company’s ability to successfully open new stores; the Company’s ability to manage its rapid growth; the Company’s ability to maintain or improve its operating margins; the Company’s ability to identify and react to trends in consumer preferences; product supply disruptions; general economic conditions; and other factors as set forth from time to time in the Company’s Securities and Exchange Commission filings. The Company intends these forward-looking statements to speak only as of the time of this release and does not undertake to update or revise them as more information becomes available, except as required by law.

Corporate Profile

Sprouts Farmers Market, Inc. is a healthy grocery store offering fresh, natural and organic foods at great prices. We offer a complete shopping experience that includes fresh produce, bulk foods, vitamins and supplements, packaged groceries, meat and seafood, baked goods, dairy products, frozen foods, natural body care and household items catering to consumers’ growing interest in health and wellness. Headquartered in Phoenix, Arizona, Sprouts employs more than 17,000 team members and operates more than 190 stores in ten states. For more information, visit www.sprouts.com or @sproutsfm on Twitter.

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	September 28, 2014	September 29, 2013	September 28, 2014	September 29, 2013
Net sales	$766,415	$633,614	$2,232,831	$1,829,675
Cost of sales, buying and occupancy	540,367	443,509	1,558,876	1,278,623

Gross profit	226,048	190,105	673,955	551,052
Direct store expenses	148,633	129,418	430,019	367,064
Selling, general and administrative expenses	24,015	22,807	69,594	60,259
Store pre-opening costs	3,684	1,237	7,051	5,254
Store closure and exit costs	60	(38)	393	1,670

Income from operations	49,656	36,681	166,898	116,805
Interest expense	(6,157)	(8,790)	(19,144)	(30,346)
Other income	281	203	477	447
Loss on extinguishment of debt	(1,138)	(9,507)	(1,138)	(17,682)

Income before income taxes	42,642	18,587	147,093	69,224
Income tax provision	(16,577)	(7,126)	(57,144)	(27,178)

Net income	$26,065	$11,461	$89,949	$42,046

Net income per share:
Basic	$0.17	$0.08	$0.60	$0.32
Diluted	$0.17	$0.08	$0.58	$0.31
Weighted average shares outstanding:
Basic	150,241	139,687	149,227	130,538
Diluted	154,306	144,710	153,879	134,529

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	September 28, 2014	December 29, 2013
ASSETS
Current assets:
Cash and cash equivalents	$118,447	$77,652
Accounts receivable, net	14,077	9,524
Inventories	140,104	118,256
Prepaid expenses and other current assets	6,406	8,049
Deferred income tax asset	8,775	18,146

Total current assets	287,809	231,627
Property and equipment, net of accumulated depreciation	416,916	348,830
Intangible assets, net of accumulated amortization	194,499	195,467
Goodwill	368,078	368,078
Other assets	18,210	13,135
Deferred income tax asset	11,571	15,267

Total assets	$1,297,083	$1,172,404

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$122,752	$111,159
Accrued salaries and benefits	25,661	22,287
Income taxes payable	4,133	—
Other accrued liabilities	34,640	32,958
Current portion of capital and financing lease obligations	3,995	3,395
Current portion of long-term debt	6,008	5,822

Total current liabilities	197,189	175,621
Long-term capital and financing lease obligations	122,654	116,177
Long-term debt	251,848	305,418
Other long-term liabilities	74,832	61,417

Total liabilities	646,523	658,633

Commitments and contingencies
Stockholders’ equity:
Undesignated preferred stock; $0.001 par value; 10,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.001 par value; 200,000,000 shares authorized, 150,643,564 and 147,616,560 shares issued and outstanding, September 28, 2014 and December 29, 2013, respectively	150	147
Additional paid-in capital	525,964	479,127
Retained earnings	124,446	34,497

Total stockholders’ equity	650,560	513,771

Total liabilities and stockholders’ equity	$1,297,083	$1,172,404

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(IN THOUSANDS)

	Thirty-Nine Weeks Ended
	September 28, 2014	September 29, 2013
Cash flows from operating activities
Net income	$89,949	$42,046
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	40,586	34,860
Accretion of asset retirement obligation and clsoed store reserve	755	84
Amortization of financing fees and debt issuance costs	1,152	2,041
Loss on disposal of property and equipment	1,038	437
Gain on sale of intangible assets	—	(19)
Equity-based compensation	4,194	4,285
Non-cash loss on extinguishment of debt	1,138	17,474
Deferred income taxes	13,067	20,070
Changes in operating assets and liabilities:
Accounts receivable	(4,654)	(721)
Inventories	(21,848)	(16,383)
Prepaid expenses and other current assets	1,617	(9,752)
Other assets	(5,474)	(3,875)
Accounts payable	7,094	39,808
Accrued salaries and benefits	3,374	(469)
Other accrued liabilities and income taxes payable	5,814	(1,359)
Other long-term liabilities	13,499	9,777

Net cash provided by operating activities	151,301	138,304

Cash flows from investing activities
Purchases of property and equipment	(96,099)	(74,777)
Proceeds from sale of intangible assets	—	172
Proceeds from sale of property and equipment	232	2

Net cash used in investing activities	(95,867)	(74,603)

Cash flows from financing activities
Borrowings on term loan, net of financing costs	—	688,127
Payments on term loan	(55,250)	(745,100)
Payments on senior subordinated notes	—	(35,000)
Payments on capital lease obligations	(426)	(335)
Payments on financing lease obligations	(2,186)	(2,104)
Payments of deferred financing costs	—	(1,370)
Payments of IPO costs	—	(4,212)
Cash from landlords related to financing lease obligations	577	4,057
Payment to stockholders and option holders	—	(295,921)
Excess tax benefit for exercise of stock options and antidilution payment to optionholders	35,041	4,402
Repurchase of shares	—	(113)
Proceeds from the exercise of stock options	7,605	75
Proceeds from the issuance of shares	—	348,317

Net cash used in financing activities	(14,639)	(39,177)

Net increase in cash and cash equivalents	40,795	24,524
Cash and cash equivalents at beginning of the period	77,652	67,211

Cash and cash equivalents at the end of the period	$118,447	$91,735

Non-GAAP Financial Measures

In addition to reporting financial results in accordance with GAAP, the Company has presented adjusted net income, adjusted earnings per share and adjusted EBITDA. These measures are not in accordance with, and are not intended as an alternative to, GAAP. The Company’s management believes that these presentations provide useful information to management, analysts and investors regarding certain additional financial and business trends relating to its results of operations and financial condition. In addition, management uses these measures for reviewing the financial results of the Company, and they are a component of incentive compensation. The Company defines adjusted net income as net income excluding store closure and exit costs, one-time costs associated with its 2011 combination with Henry’s Holdings, LLC (the “Henry’s Transaction”) and its 2012 acquisition of Sunflower Farmers Market, Inc. (the “Sunflower Transaction,” and together with the Henry’s Transaction, the “Transactions”), gain and losses from disposal of assets, expenses incurred by the Company in its secondary public offerings and employment taxes paid by the Company in connection with options exercised in those offerings (“Public Offering Expenses”), the loss on extinguishment of debt and the related tax impact of those adjustments. The Company defines adjusted diluted earnings per share as adjusted net income divided by the weighted average diluted shares outstanding. The Company defines EBITDA as net income before interest expense, provision for income tax, and depreciation and amortization, and defines adjusted EBITDA as EBITDA excluding store closure and exit costs, one-time costs associated with the Transactions, gains and losses from disposal of assets, Public Offering Expenses and the loss on extinguishment of debt.

These non-GAAP measures are intended to provide additional information only and do not have any standard meanings prescribed by GAAP. Use of these terms may differ from similar measures reported by other companies. Because of their limitations, none of these non-GAAP measures should be considered as a measure of discretionary cash available to use to reinvest in growth of the Company’s business, or as a measure of cash that will be available to meet the Company’s obligations. Each of these non-GAAP measures has its limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.

The following table shows a reconciliation of adjusted net income and adjusted EBITDA to net income, and adjusted earnings per share to net income per share, for the thirteen and thirty-nine weeks ended September 28, 2014 and September 29, 2013:

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	September 28, 2014	September 29, 2013	September 28, 2014	September 29, 2013
Net income	$26,065	$11,461	$89,949	$42,046
Income tax provision	16,577	7,126	57,144	27,178

Net income before income taxes	42,642	18,587	147,093	69,224
Store closure and exit costs (a)	60	(38)	393	1,670
Costs associated with acquisitions and integration	—	—	—	(15)
Loss on disposal of assets (b)	95	382	1,088	399
IPO Bonus (c)	—	3,183	—	3,183
Secondary offering expenses including employment taxes on options exercises (d)	893	—	2,339	—
Loss on extinguishment of debt (e)	1,138	9,507	1,138	17,682
Adjusted income tax provision (f)	(17,427)	(12,123)	(59,070)	(36,097)

Adjusted net income	27,401	19,498	92,981	56,046
Interest expense, net	6,157	8,785	19,143	30,335
Adjusted income tax provision (f)	17,427	12,123	59,070	36,097

Adjusted earnings before interest and taxes (EBIT)	50,985	40,406	171,194	122,478
Depreciation, amortization and accretion	14,465	12,235	40,822	34,946

Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA)	$65,450	$52,641	$212,016	$157,424

Adjusted Net Income Per Share
Net income per share—basic	$0.17	$0.08	$0.60	$0.32
Per share impact of net income adjustments	$0.01	$0.06	$0.02	$0.11

Adjusted net income per share—basic	$0.18	$0.14	$0.62	$0.43

Net income per share—diluted	$0.17	$0.08	$0.58	$0.31
Per share impact of net income adjustments	$0.01	$0.05	$0.02	$0.11

Adjusted net income per share—diluted	$0.18	$0.13	$0.60	$0.42

(a)	Store closure and exit costs represents reserves established for closed stores and facilities, adjustments to those reserves for changes in expectations for sublease or actual subleases or settlements with landlords. Ongoing expenses related with the closed facilities are also included. The Company excludes store closure and exit costs from its adjusted EBITDA and adjusted net income to provide period-to-period comparability of its operating results because management believes these costs do not directly reflect the ongoing performance of its store operations.
(b)	Loss on disposal of assets represents the gains and losses recorded in connection with the disposal of property and equipment. The Company excludes losses on disposals of assets from its adjusted EBITDA and adjusted net income to provide period-to-period comparability of its operating results because management believes these costs do not directly reflect the ongoing performance of its store operations.
(c)	IPO bonus represents a one-time bonus paid to team members in connection with our August 2013 initial public offering.
(d)	Secondary offering expenses including employment taxes on options exercises represents expenses the Company incurred in its secondary public offerings and employment taxes paid by the Company in connection with options exercised in those offerings. The Company has excluded these items from its adjusted EBITDA and adjusted net income to provide period-to-period comparability of its operating results because management believes these costs do not directly reflect the performance of its store operations.
(e)	Loss on extinguishment of debt represents the write-off of deferred financing costs and original issue discounts and expenses related to the refinancing or unscheduled repayment of debt. The Company has excluded this item from its adjusted EBITDA and adjusted net income to provide period-to-period comparability of its operating results because management believes these costs do not directly reflect the performance of its store operations.
(f)	Adjusted income tax provision for all periods presented represents the income tax provision plus the tax effect of the adjustments described in notes (a) through (d) above based on statutory tax rates for the period. The Company has excluded these items from its adjusted income tax provision because management believes they do not directly reflect the ongoing performance of its store operations and are not reflective of its ongoing income tax provision.

###

Source: Sprouts Farmers Market, Inc.

Phoenix, AZ

11/6/14